    BYLAWS

      Of

                         Longdan Holding INC

                       (Nevada Incorporation)

                            November 8, 2007

Table of Contents

Article I    Offices

Article II   Stocks

    Section 1.  Shares with, or without Certificates

    Section 2.  Transfer

    Section 3.  Transfer Agent and Registrar.

    Section 4.  Certificates Lost or Destroyed

Article III    Shareholders Meetings

    Section 1.  Meeting Place

    Section 2.  Annual Meetings

    Section 3.  Special Meetings

    Section 4.  Notice

    Section 5.  Quorum

Section 6.  Shareholder Voting

Section 7.  Proxies

    Section 8.  Validation

    Section 9.  Informal Action

Article IV    Directors

    Section 1.  Number and Qualification

    Section 2.  Powers

    Section 3.  Election

    Section 4.  Vacancies

    Section 5.  Removal

    Section 6.  Resignation

    Section 7.  Quorum

    Section 8.  Chairman

    Section 9.  Committees

    Section 10. Audit Committee

    Section 11. Place of Meeting

    Section 12. Regular Meetings

    Section 13. Special Meetings

    Section 14. Notice

    Section 15. Action Manner of the Board

    Section 16. No Meeting Action

    Section 17. Compensation

ARTICLE V: OFFICERS

    Section 1. Officers

    Section 2. Election

    Section 3. Resignation

    Section 4. Vacancy

    Section 5. Removal

    Section 6. Chairman

    Section 7. President

    Section 8. Treasurer

    Section 9. Secretary

    Section 10. Salaries

Section 11. Agreement

ARTICLE VI: DISTRIBUTIONS

ARTICLE VII: INSPECTION OF RECORDS

     Section 1. Corporate Records

     Section 2. Shareholder Inspection Rights

ARTICLE VIII: INDEMNIFICATION

ARTICLE IX: AMENDMENT

ARTICLE X: FISCAL YEAR

ARTICLE XI: CORPORATE SEAL

Article I    Offices

The registered agency office of the Corporation shall be located at INCORP, 3155 East Patrick Lane, Suite 1, Las Vegas, NV 89120-3481. The principal office for the transaction of the business of the Corporation is located at Floor 21, Jiangtian Mansion, No.585 of Wuluo Road, Wuchang District, Wuhan City, China, 430070. The Corporation may maintain other offices, either within or outside of the Wuhan city, or overseas, as the Board of Directors may from time to time determine.

Article II   Stocks

Section 1. Shares with, or without Certificates.

Certificates may be issued to each shareholder in such form accepted by the Board of Directors. Each certificate issued shall be signed by the assigned Director and the Secretary (or the Treasurer) and sealed with the seal of the Corporation or a facsimile. The signatures of such officers upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or is registered by a registrar other than the Corporation itself. All certificates shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the class and number of shares, the designation of the series and date of issue, shall be entered on the stock transfer books of the Corporation.

The Board of Directors may authorize the issue of some or all of the shares without certificates, as a necessity to adopt the Director Registration System, which could issue, record, and transfer of the shares by electronic or other means not involving any issuance of certificates, but including provisions for notice to purchasers in substitution for any required statements on certificates. The adoption of the Director Registration System shall not become effective as to issued and outstanding certificated securities until the certificates therefore have been surrendered to the corporation

Section 2. Transfer. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact. If the surrendered certificates are cancelled, new certificates shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 3. Transfer Agent and Registrar. The Board of Directors shall have the power to appoint one or more transfer agents and registrars for the transfer and registration of certificates of stock of any class and any series, may require that stock certificates be countersigned and registered by one or more such transfer agents and registrars.

Section 4. Certificates Lost or Destroyed. If a shareholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, or destroyed, and at the discretion of the Board of Directors, upon the deposit of a bond to the corporation with or without surety against any loss or claim which may arise from the issue of a replacement certificate.

Section 5. Pledge for Business Purpose. The Board of Directors and relative shareholders can pledge part or all of the stocks for the business purpose under the scrutiny examination and approvals.

Article III     Shareholders Meetings

Section 1. Meeting Place. Except to be designated by board of directors at other place, shareholders’ meetings should be held at the principal place of business of the Corporation of our company.

Section 2. Annual Meetings. The annual meetings of the shareholders of the corporation for the election of a Board of Directors and transact such other business shall be held on a date designated by the Board of Directors or if that day is a legal holiday, then the meeting shall be held on the next business day, or at such other time as may be set by the Board of Directors from time to time, and stated in the notice of the meeting.

Section 3. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, may be held when directed by the President or Secretary at the request in writing of a majority of the Board, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose of the proposed meeting.

Section 4. Notice.  Written notice of each meeting of shareholders shall be mailed to each shareholder of record entitled to vote at the meeting at the address as it appears on the records of the Corporation. The meeting notice shall be mailed not less than twelve, not more than sixty calendar days before the date set for the meeting by the Secretary, or other person designated by the Board of Directors. The record date for shareholders entitled to vote at the meeting will be the close of business on the day before the notice is sent.

The meeting notice shall be delivered when mailed to the shareholder at his address as it appears on the stock transfer books of the Corporation. The notice shall state the time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it.

Section 5. Quorum. A majority of votes of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. Any number of shareholders, even if less than a quorum, may adjourn the meeting without further notice until a quorum is obtained.

Section 6. Shareholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders. On each matter submitted to a vote at a meeting of shareholders. Every class common stock has the following vote power:

•

Each outstanding share of Series B Common Stock shall be entitled to one (1) vote.

•

Each outstanding share of Series A Common Stock shall be entitled to ten (10) votes.

•

Each outstanding share of Series C Common Stock shall be entitled to one over twenty point five one five (1/20.515) vote.

An alphabetical list of all shareholders who are entitled to notice of a shareholders' meeting along with their addresses and the class and number of shares held by each shall be produced at a shareholders' meeting upon the request of any shareholder.

Section 7. Proxies. A shareholder entitled to vote at any meeting of shareholders may vote in person or by proxy executed in writing and signed by the shareholder or his attorney-in-fact. Such proxy shall be filed with the secretary of the Corporation before or at the time of the meeting.

Section 8. Validation. If shareholders who hold majority votes of the voting stock entitled to vote at a meeting are present at the meeting, and sign a written consent to the meeting on the record, the acts of the meeting shall be valid, even if the meeting was not legally called and noticed.

Section 9. Informal Action. Any action permitted at any shareholder meeting may be taken without a meeting, unless otherwise provided by law, if consent in writing is signed by all of the issued and outstanding capital stock entitled to vote at such meeting and such written consent is filed with records of the meetings of the shareholders.

Section 10. Records of shareholders’ meeting should be signed collectively by directors and recorders at present and preserved by secretary of board of directors. In accordance with rule of this constitution, records of shareholders’ meeting should be preserved for not less than ten years.

Article IV    Directors

Section 1. Number and Qualification. The number of the directors, including independent directors that shall constitute the whole board shall usually be five, at least three, and not more than nine. The number of directors may be increased or decreased, but in no event shall be less than one, from time to time by the Board of Directors.

Directors may be natural persons or corporations of any nationality, and need not be residents of China, or shareholders of the Company.

Section 2. Powers. Subject to the provisions of applicable law and to any limitations in the Articles of Incorporation relating to actions that are required to be approved by the Shareholders, all corporate powers shall be exercised by or under the authority of the Board of Directors. The business and affairs of the Corporation shall be managed under the ultimate direction of the Board of Directors.

Section 3. Election. Directors shall be elected at each annual meeting of shareholders, and hold office until the next annual meeting or until their earlier resignation, or removal from office.

Section 4. Vacancies. Any vacancy occurring in the Board of Directors, for any reason, other than through removal by shareholder action may, quorum requirements not withstanding, be filled by the affirmative vote of a majority of the remaining directors of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

Section 5. Removal. At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 6. Resignation. Any director may resign his office at any time by giving written notice of his resignation to the President or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time be specified therein, at the time of the receipt thereof, and the acceptance thereof shall not be necessary to make it effective.

Section 7. Quorum. A majority of the number of directors shall constitute a quorum for the transaction of business. In the event that only one director is then serving, then one director shall constitute a quorum. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8. Chairman. The Board of Directors may designate from among its members a Chairman who shall preside at all meetings of the Board of Directors.

Section 9. Committees. The Board of Directors, by resolution adopted by a majority of the full Board, may designate from among its members or employees, or associates, an executive committee and one or more committees, each of which must have at least one member. Each committee shall have the authority set forth in the resolution designating the committee. The Board, with or without cause, may dissolve any such committee or remove any member thereof at any time.

Section 10. Audit Committee. Audit Committee should at least have a financial expert. Member of Audit Committee is not necessary a member of the Board of Directors. Members of Audit Committee shall be elected at each annual meeting of shareholders, and hold office until the next annual meeting or until their earlier resignation, or removal from office.

Section 11. Place of Meeting. Regular and special meetings of the Board of Directors will be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 12. Regular Meetings. Regular meetings of the Board of Directors shall be held without notice at such time and at such place as shall from time to time be determined by the Board.

Section 13. Special Meetings. Special meetings of the Board of Directors may call by the President, or the Chairman, or the Secretary on the written request of two directors with written notices.

Section 14. Notice. Written notices of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery including E-mail at least two days before the meeting. Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of all objections to defective notice or lack of notice of the meeting, unless a director objects, promptly upon arrival at the meeting, to the transaction of business because the meeting is not lawfully called or convened.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment.

Section 15. Acting Manner of the Board. The members of the Board of Directors or of any committee commissioned by the board may participate in a meeting by appearance in the same room, or by telephone conference or similar communications equipment if all persons participating in the meeting can hear each other at the same time, or by the internet instant message board if all persons participating in the meeting can read everybody's writings at the same time. Participation by these means constitutes presence in person at a meeting.

Section 16. No Meeting Action. Any action required, or permitted to be taken at a meeting of directors may be taken without a meeting if all members of the Board of Directors are consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board.

ARTICLE V.  OFFICERS

Section 1. Officers. The officers of the Corporation shall be chosen by the Board of Directors and shall include a President, a Secretary and a

Treasurer. The corporation may, but need not, have a Chairman, a Chief

Executive Officer, a Chief Financial Officer, one or more Vice Presidents, one or more assistant secretaries, and assistant treasures, or any other officers appointed by the Board. One person can hold any number of offices. If only one person is serving as an officer of this Corporation, he or she shall be deemed to be President and Secretary.

Officers may also be directors and/or shareholders of the Corporation. Except as otherwise provided in an employment agreement that the Corporation has with an officer, each officer shall serve until removed or a successor is chosen by the Board of the directors at a regular or special meeting. Officers and agents shall be chosen, serve for the terms, and have the duties determined by the directors.

Section 2. Election.  The Board of Directors shall elect any officer of the corporation annually. Each officer shall serve until the Board of Directors chooses the successor.

Section 3. Resignation. Any officer may resign at any time upon written notice to the Corporation.

Section 4. Vacancy. A vacancy in any office, for any reason, shall fill by the Board of Directors for the unfinished portion of the term.

Section 5. Removal. Any officer may be removed, with or without cause, by the Board if it is in the judgment of the Board that the removal of such officer is in the best interests of the Corporation.

Section 6. Chairman. The Chairman of the Board, if such an officer is elected, shall preside at meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned by the Board of Directors or prescribed by the By-Laws.

Section 7. President. The president shall be the chief executive officer of the corporation, and have charge and control of the business and affairs of the corporation. It shall be the responsibility of the president to report the Board of Directors the operations of the corporation and its affairs.

Section 8. Treasurer. The treasurer shall be the chief financial officer of the corporation, and have charge and custody of, and be responsible for all funds and securities of the corporation, and shall keep full and accurate records of all the properties and business transactions of the corporation in accordance with generally accepted accounting principles.

Section 9. Secretary. The Secretary shall keep a book, at the principal office, of minutes of all meetings of Directors and Shareholders, with the time and place of holding, whether regular or special, and if special, how authorized, the notice thereof given, the names of those present at Directors' meetings, the number of shares present or represented at shareholders' meetings and the proceedings. The Secretary shall give notice of all the meetings of the Shareholders and of the Board of Directors required by the By-Laws. The Secretary shall keep at the principal office, a share register, or duplicate share register showing the names of the Shareholders and their addresses, the number and classes of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

He or she shall perform other duties and have other powers as may be designated by the Board of Directors, or prescribed by the By-Laws.

Section 10. Employment Agreements. The Board of Directors may cause the Corporation to enter into employment agreements with any officer of the Corporation.

Section 11. Agreements. The Board of Directors may authorize one or more officers to enter into any agreement or execute or deliver any instrument in the name of and on behalf of the Corporation and such authority may be general or limited to specific circumstances.

ARTICLE VI.  DISTRIBUTIONS

From time to time the Board of Directors may declare, and the Corporation may pay dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and its Articles.

Every class common stock has the following dividend distribution rights:

•

Each outstanding share of Series B Common Stock shall be entitled to one (1) share of dividend distribution.

•

Each outstanding share of Series A Common Stock shall be entitled to one (1) share of dividend distribution..

•

Each outstanding share of Series C Common Stock shall be entitled to one over twenty point five one five (1/20.515) share of dividend distribution.

ARTICLE VII.  INSPECTION OF RECORDS

Section 1. Corporate Records. The Corporation shall keep minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation for the past three (3) years. The Corporation shall maintain accurate accounting records for the past three (3) years in accordance with generally accepted accounting principles, and a record of its shareholders showing the number of shares held by each. The Corporation shall keep the original or a copy of these Articles of Organization, By-Laws, as amended or otherwise altered to date, certified by the Secretary. The corporation records shall be kept at the corporation's principal executive office.

Section 2. Shareholder Inspection Rights. A shareholder is entitled to inspect and copy any books and records of the Corporation, at a reasonable time and location specified by the Corporation and in the manner provided under applicable law.

ARTICLE VIII.  INDEMNIFICATION

The Corporation hereby indemnifies its directors, officers, agents, employees or representatives of the Corporation to the fullest extent permitted or required in Section 56 (1), (2) or (3) of the Ordinance or any successor to such Section,

ARTICLE IX.  AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by majority votes of the directors or by a vote of the shareholders holding majority votes of the shares.

ARTICLE X.  FISCAL YEAR

The fiscal year of the Corporation shall be September 30, and may be varied by resolution of the Board of Directors.

ARTICLE XI.  CORPORATE SEAL

The Seal of the Corporation, if any, shall bear the name of the Corporation and such other appropriate legend as the Board of Directors may from time to time determine.

I hereby certify that the Board of Directors of the Corporation adopts the revisions of Bylaws on this 8th day of November 2007.

/s/Zhilin Zhang

Zhilin Zhang, Chairman